Exhibit 10.11

[Execution Copy]

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of September 7, 2016 (this “Agreement”), made by HMNY Zone Loan LLC, a Delaware limited liability company and a wholly-owned subsidiary of Helios and Matheson Analytics Inc. (“Parent”) with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Lender”) and Zone Technologies, Inc., a Nevada corporation with offices located at 801 Brickell Avenue, Suite 900, Miami, Florida 33131 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower wishes to obtain a $750,000 loan (the “Loan”) from Lender and Lender is willing to make the Loan to Borrower provided Borrower grants to Lender a first priority security interest in and lien upon all of Borrower’s personal property now owned or hereafter acquired to secure the repayment of the Loan and the payment of all interest thereon;

WHEREAS, to obtain the Loan Borrower is willing to grant to Lender the above referenced security interest and lien.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make the Loan to Borrower, Borrower agrees with the Lender as follows:

SECTION 1.     Definitions.

(a)     All terms used in this Agreement and the recitals hereto which are defined in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Lender may otherwise determine.

(b)     The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Note”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c)     As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Borrower” shall have the meaning set forth in the preamble hereto.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Closing Date” means the date the Lender initially funds the Loan.

“Code” means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall have the meaning set forth in Section 2(a) of this Agreement.

“Controlled Account Agreement” means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, in form and substance satisfactory to the Lender, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Controlled Accounts” means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of the Borrower listed on Schedule IV attached hereto.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Borrower as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by Borrower (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Event of Default” means any of the following to occur after five (5) days prior written Notice to Borrower from the Lender, during which Borrower fails to cure such Event of Default:

(i)

Borrower fails to pay: (i) when and as required to be paid under the Note, including, without limitation, any principal of the Note or interest accrued thereon or (ii) within 10 calendar days after the same becomes due, any other amount payable hereunder; or

(ii)

Borrower fails to perform or observe any material term, covenant or agreement contained in this Agreement other than the payment of money which is the subject of clause (i) above and such failure continues for 14 calendar days; or

(iii)

Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower herein, or in the Note or any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or any representation, warranty, certification or statement of fact contained herein is or becomes false or misleading at any time; or

(iv)

Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower in that certain Agreement and Plan of Merger, dated as of July 7, 2016, by and among Parent, Borrower and Zone Acquisition, Inc., a Nevada corporation, as amended by that certain Waiver and First Amendment to Agreement and Plan of Merger, dated as of August 16, 2016 (the “Merger Agreement”) or in any document delivered in connection with the Merger Agreement shall be incorrect or misleading in any material respect when made or any representation, warranty, certification or statement of fact contained herein is or becomes false or misleading at any time;

(v)	Any material breach or default by Borrower under the Merger Agreement which is not cured within any cure period provided in the Merger Agreement;

(vi)

Borrower institutes or consents to the institution of any Insolvency Proceeding or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any Insolvency Proceeding relating to Borrower or to all or any material part of its property is instituted without the consent of Borrower and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such Insolvency Proceeding; or

(vii)

Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated or fully bonded within 60 calendar days after its issue or levy; or

(viii)	There is entered against Borrower: one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000; or

(ix)

The Note or this Agreement or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Borrower contests in any manner the validity or enforceability of the Note or this Agreement or any provision hereof or thereof other than a contest based solely on all of the Obligations having already been paid or satisfied in full; or Borrower denies that it has any or further liability or obligation under the Note or this Agreement other than a denial based solely on all of the Obligations having already been paid or satisfied in full, or revokes, terminates or rescinds or purports to revoke, terminate or rescind the Note or this Agreement or any provision thereof.

“Excluded Collateral” means such portion of the voting Capital Stock of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to Borrower.

“Foreign Currency Controlled Accounts” means any Controlled Account of Borrower or its Subsidiaries holding non-United States dollar deposits.

“Foreign Subsidiary” means any Subsidiary of Borrower organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means, collectively, the Copyrights, Trademarks and Patents.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement required to be delivered pursuant to Section 5(h)(i) of this Agreement, in the form attached hereto as Exhibit A.

“Lender” shall have the meaning set forth in the preamble hereto.

“Licenses” means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

“Note” means that certain promissory note of Borrower in favor of the Lender, dated September 7, 2016 in the initial principal amount of $750,000.

“Obligations” shall have the meaning set forth in Section 3 of this Agreement.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full in cash of all of the Obligations.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Borrower as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Perfection Requirement” or “Perfection Requirements” shall have the meaning set forth in Section 4(j) of this Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Accounts” means all of Borrower’s right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts).

“Pledged Entity” means, each Person listed from time to time on Schedule IV hereto as a “Pledged Entity,” together with each other Person, any right in or interest in or to all or a portion of whose Capital Stock is acquired or otherwise owned by Borrower after the date hereof.

“Pledged Equity” means all of Borrower’s right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by Borrower, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Operating Agreements” means all of Borrower’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that are limited liability companies, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Pledged Partnership Agreements” means all of Borrower’s rights, powers, and remedies under the partnership agreements of each of the Pledged Entities that are partnerships, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Redzone Map Code” means any and all Software Code which directly or indirectly creates or is used in the creation of location based crime maps.

“Software Code” means any and all source code or executable code for client code, server code, and middleware code (as those terms are generally used in the software development industry), and any and all database schemas, database backup , test scripts, other scripts, architecture diagrams, data models and other documentation related thereto.

“Subsidiary” means any Person in which Borrower directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Subsidiaries”.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Borrower as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by Borrower (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of Borrower relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Documents” means this Agreement, the Note, the Intellectual Property Security Agreement and all Controlled Account Agreements, if any.

SECTION 2.     Grant of Security Interest

(a)     As collateral security for the due and punctual payment and performance all of the Obligations, as and when due, Borrower hereby pledges and assigns to the Lender, and grants to the Lender, a continuing first priority security interest in, all personal property of Borrower, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(i)     all Accounts;

(ii)     all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii)     all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv)     all Documents;

(v)     all Equipment;

(vi)     all Fixtures;

(vii)     all General Intangibles (including, without limitation, all Payment Intangibles);

(viii)     all Goods;

(ix)     all Instruments (including, without limitation, the Promissory Note and each certificated Security);

(x)     all Inventory;

(xi)     all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xii)     all Intellectual Property and all Licenses;

(xiii)     all Letter-of-Credit Rights;

(xiv)     all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of the Lender or any Affiliate, representative, agent or correspondent of the Lender;

(xv)     all Supporting Obligations;

(xvi)     all other tangible and intangible personal property of Borrower (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Borrower described in the preceding clauses of this Section 2(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by Borrower in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of Borrower or any other Person from time to time acting for Borrower, in each case, to the extent of Borrower’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2(a) or are otherwise necessary or helpful in the collection or realization thereof and for the avoidance of doubt the foregoing Collateral includes, without limitation, all Redzone Map Code; and

(xvii)     all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever Borrower’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b)     Notwithstanding anything herein to the contrary, the term “Collateral” shall not include any Excluded Collateral.

(c)     Borrower agrees not to further encumber, or permit any other Lien to exist that encumbers, any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without the Lender’s prior written consent (which consent may be withheld or given in the Lender’s sole discretion).

(d)     Borrower agrees that the pledge of the shares of Capital Stock acquired by Borrower of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges or other similar agreements or instruments, executed and delivered by Borrower in favor of the Lender, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Lender may, at any time and from time to time, in its sole discretion, take such actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(e)     In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Lender as aforesaid, Borrower hereby grants to the Lender a right of set-off against the property of Borrower held by the Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to the Lender, for any purpose, including safekeeping, collection or pledge, for the account of Borrower, or as to which Borrower may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

SECTION 3.     Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”): The payment by Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of this Agreement, the Note, in each such case, (A) all principal of, interest and make-whole and other amounts on the Note (including, without limitation, all interest, make-whole and other amounts that accrues after the commencement of any Insolvency Proceeding of Borrower, whether or not the payment of such interest is enforceable or is allowable in such Insolvency Proceeding), and (B) all fees, interest, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under this Agreement.

SECTION 4.     Representations and Warranties. Borrower represents and warrants as follows:

(a)     Schedule I hereto sets forth (i) the exact legal name of Borrower, and (ii) the state of incorporation and the organizational identification number of Borrower in such state. The information set forth in Schedule I hereto with respect to Borrower is true and accurate in all respects. Borrower has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b)     There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting Borrower before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by Borrower, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Lender of any of its rights or remedies hereunder.

(c)     All Federal, state and local tax returns and other reports required by applicable law to be filed by Borrower have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon Borrower or any property of Borrower (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)     All Equipment, Fixtures, Goods and Inventory of Borrower now existing are, and all Equipment, Fixtures, Goods and Inventory of Borrower hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that Borrower will give the Lender written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (and with respect to which the Lender has filed financing statements and otherwise fully perfected its Liens thereon. Borrower’s principal place of business and chief executive office, the place where Borrower keeps its Records concerning the Collateral and all originals of all Chattel Paper are located and will continue to be located at the addresses specified therefor in Schedule III hereto. None of the Accounts is or will be evidenced by Promissory Note or other Instruments.

(e)     Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) Promissory Note, Security and other Instrument owned by Borrower, (ii) each Pledged Account of Borrower, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such Foreign Currency Controlled Account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by Borrower and the name of, and each trade name used by, each Person from which Borrower has acquired any substantial part of the Collateral.

(f)     Borrower has delivered to the Lender complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses of Borrower existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of Borrower or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(g)     Borrower owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property, which is the only Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by Borrower as of the date hereof, and applications for grant or registration of Intellectual Property. To the knowledge of Borrower, all such Intellectual Property of Borrower is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, Borrower has no knowledge of any infringement upon or conflict with the Patent, Trademark, Copyright, trade secret rights of others and, Borrower is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and to the knowledge of Borrower, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by Borrower. Borrower has not has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(h)     Borrower is and will be at all times the sole and exclusive owner of the Collateral pledged by Borrower hereunder free and clear of any Liens, except for (i) Permitted Liens thereon and (ii) certain Intellectual Property rights of Borrower which is jointly owned by Borrower with certain third parties as described in Schedule II hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Lender relating to this Agreement, and (ii) are securing Permitted Liens as of the date hereof and disclosed on Schedule VII hereto.

(i)     The exercise by the Lender of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting Borrower or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(j)     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by Borrower, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Lender of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements will be duly filed on before September 7, 2016 and upon filing will be in full force and effect, (B) with respect to all Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, as provided in Section 5.h)i), (C) with respect to Commodity Contracts, the execution of a control agreement with the commodity intermediary with which such Commodity Contract is carried, as provided in Section 5.h)i), (D) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, the recording of the appropriate Intellectual Property Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (G) with respect to Investment Property constituting uncertificated securities, Borrower causing the issuer thereof either (i) to register the Lender as the registered owner of such securities or (ii) to agree in an authenticated record with Borrower and the Lender that such issuer will comply with instructions with respect to such securities originated by the Lender without further consent of Borrower, such authenticated record to be in form and substance satisfactory to the Lender, (H) with respect to Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of the Lender pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (J) the Lender having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A) through (J), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(k)     This Agreement creates in favor of the Lender a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interest in the Collateral. Such security interest is (or in the case of Collateral in which Borrower obtains rights after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected security interests in all personal property of Borrower (other than Excluded Collateral). Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken (and, in the case of Collateral in which Borrower obtains rights after the date hereof, will be duly taken), except for the Lender’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(l)     As of the date hereof, Borrower does not hold any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for the Commercial Tort Claims described in Schedule VI.

(m)     All of the Pledged Equity is presently owned by Borrower as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto (if applicable). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents. Borrower is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(n)     Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o)     The execution, delivery and performance by Borrower of this Agreement and each other Transaction Document (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, or any applicable law or any contractual restriction binding on Borrower or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

(p)     This Agreement and each other Transaction Document, when delivered, will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q)     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 5.     Covenants. So long as any of the Obligations shall remain outstanding, unless the Lender shall otherwise consent in writing:

(a)     Further Assurances. Borrower will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Lender may reasonably request in order to: (i) perfect and protect the security interest of the Lender created hereby; (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Lender, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Lender, Chattel Paper or other Instrument, now or hereafter owned by Borrower, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender, (C) executing and filing (to the extent, if any, that Borrower’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Lender may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Lender may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Lender’s security interest created hereby and obtaining a written acknowledgment from such Person, in form and substance reasonably satisfactory to the Lender, that such Person holds possession of the Collateral for the benefit of the Lender, (F) if at any time after the date hereof, Borrower acquires or holds any Commercial Tort Claim, promptly notifying the Lender in a writing signed by Borrower setting forth a brief description of such Commercial Tort Claim and granting to the Lender a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Lender, (G) upon the acquisition after the date hereof by Borrower of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Lender to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Lender in accordance with Section 5(j) hereof; and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)     Location of Collateral. Borrower will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Lender has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, Borrower shall give the Lender written notice thereof and deliver to the Lender a new Schedule III indicating such new locations and such other written statements and schedules as the Lender may require.

(c)     Condition of Equipment. Borrower will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment (necessary or useful to its business) and will forthwith, or in the case of any loss or damage to any Equipment of Borrower within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Lender may request to such end. Borrower will promptly furnish to the Lender a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

(d)     Taxes, Etc. Borrower agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)     Insurance.

(i)     Borrower will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Lender.

(ii)     To the extent requested by the Lender at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Lender and Borrower as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Lender. In addition to and without limiting the foregoing, to the extent requested by the Lender at any time and from time to time, each such policy shall in addition (A) name the Lender as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Lender) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Lender on its own account notwithstanding any action, inaction or breach of representation or warranty by Borrower, (C) provide that there shall be no recourse against the Lender for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Lender by the insurer. Borrower will, if so requested by the Lender, deliver to the Lender original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 5(e)) and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Borrower will also, at the request of the Lender, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii)     Reimbursement under any liability insurance maintained by Borrower pursuant to this Section 5.e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 5.e) is not applicable, any proceeds of insurance involving such damage shall be paid to the Lender, and Borrower will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Borrower pursuant to this Section 5.e) (except as otherwise provided in paragraph (iv) in this Section 5.e)) shall be paid by the Lender to Borrower as reimbursement for the reasonable costs of such repairs or replacements.

(iv)     Notwithstanding anything to the contrary in subsection 5(e)(iii) above, following and during the continuance of an Event of Default, all insurance payments in respect of Borrower’s properties and business shall be paid to the Lender and applied as specified in Section 7.b) hereof.

(f)     Provisions Concerning the Accounts and the Licenses.

(i)     Borrower will (A) give the Lender at least 30 days’ prior written notice of any change in Borrower’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Lender upon obtaining an organizational identification number, if on the date hereof Borrower did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of the Lender during normal business hours on reasonable notice to Borrower, to inspect and make abstracts from such records.

(ii)     Borrower will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, Borrower may (and, at the Lender’s direction, will) take such action as Borrower or the Lender may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Lender and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to the Lender or its designated agent and, upon such notification and at the expense of Borrower and to the extent permitted by applicable law, to enforce collection of any such Accounts and to reasonably adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After receipt by Borrower of a notice from the Lender that the Lender has notified, intends to notify, or has enforced or intends to enforce Borrower’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by Borrower in respect of the Accounts shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Borrower and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7.b) hereof, and (B) Borrower will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Lender may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which Borrower either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to the Lender by wire transfer (to such deposit account as the Lender shall specify, or in such other manner as the Lender shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Lender shall be applied as specified in accordance with Section 7.b) hereof.

(iii)     Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than Borrower, Borrower will, promptly after obtaining knowledge thereof, give the Lender written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)     Borrower will, at its expense, promptly deliver to the Lender a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by Borrower thereto.

(v)     Borrower will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. Borrower will not, without the prior written consent of the Lender, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g)     Transfers and Other Liens.

(i)     Borrower shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by Borrower for value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii)     Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii)     Borrower shall not, directly or indirectly, without the prior written consent of the Lender, (A) issue any promissory note (other than the Note in favor of Lender) or (B) issue any other securities that would cause a breach or default under the Note.

(iv)     Borrower shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(v)     Borrower will not create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(vi)     For the avoidance of doubt, the consummation of the “Merger” (as defined in the Merger Agreement) and all other transactions, undertakings and agreements consummated and entered into pursuant to the Merger Agreement, shall not be a breach of or a default under this Agreement or the Note.

(h)     Intellectual Property.

(i)     If applicable, Borrower shall duly execute and deliver the applicable Intellectual Property Security Agreement. Borrower (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and Borrower will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of Borrower or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of Borrower. Borrower will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of initial registrations, renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, Borrower shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Lender and (y) promptly take all commercially reasonable steps to protect its rights, including possibly commencing an action to sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as Borrower shall deem appropriate under the circumstances to protect such Intellectual Property. Borrower shall furnish to the Lender from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Lender may reasonably request, all in reasonable detail and promptly upon request of the Lender, following receipt by the Lender of any such statements, schedules or reports, Borrower shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which is or hereafter becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Lender, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, Borrower may not abandon, surrender or otherwise permit any Intellectual Property to become abandoned, cancelled or invalid without the prior written consent of the Lender, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, Borrower will take such reasonable action as the Lender shall deem appropriate under the circumstances to protect such Intellectual Property. Without limiting the generality of the forgoing, not later than ten (10) Business Days after the Loan is made to Borrower, Borrower shall deliver to the Lender (a) a fully executed application to register with the United States Copyright Office the Redzone Map Code and all exhibits and schedules thereto, all of which shall be in such form and substance as are reasonably acceptable to Lender, which application (together with such exhibits and schedules) the Lender is authorized to file with the United States Copyright Office and (b) a duly executed Intellectual Property Security Agreement regarding such Redzone Map Code in such form and substance as are reasonably acceptable to Lender. Thereafter until all of the Obligations are paid or satisfied in full, promptly upon request of the Lender from time to time delivered to Borrower, Borrower shall deliver to the Lender (a) fully executed applications to register with the United States Copyright Office updated versions of the Redzone Map Code and all exhibits and schedules thereto, all of which shall be in such form and substance as are reasonably acceptable to Lender, which applications (together with such exhibits and schedules) the Lender is authorized to file with the United States Copyright Office and (b) duly executed Intellectual Property Security Agreements regarding such updated versions of the Redzone Map Code in such form and substance as are reasonably acceptable to Lender.

(ii)     In no event shall Borrower, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright or the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Lender prior written notice thereof. Upon request of the Lender, Borrower shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Lender may reasonably request to evidence the Lender’s security interest hereunder in such Intellectual Property and the General Intangibles of Borrower relating thereto or represented thereby, and Borrower hereby appoints the Lender its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are Paid in Full.

(i)     Pledged Accounts .

(A)     Upon the request of Lender, Borrower shall cause each bank and other financial institution which maintains a Controlled Account (each a “Controlled Account Bank”) to execute and deliver to the Lender, in form and substance satisfactory to the Lender, a Controlled Account Agreement with respect to such Controlled Account, duly executed by Borrower and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after Borrower or the Lender shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Lender directing the disposition of the funds in such Controlled Account without further consent by Borrower, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after Borrower or the Lender shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Lender, (iv) all funds deposited by Borrower with such Controlled Account Bank shall be subject to a perfected, first priority security interest in favor of the Lender, and (v) upon receipt of written notice from the Lender during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to the Lender by wire transfer (to such account as the Lender shall specify, or in such other manner as the Lender shall direct) all such funds and other items held by it. Borrower shall not create or maintain any Pledged Account without the prior written consent of the Lender and complying with the terms of this Agreement.

(B)     If at any time after the Closing Date and after Lender has requested Borrower to enter into one or more Controlled Account Agreements as contemplated by Subsection 5(i) (A) above, the average daily balance of any Account that is not subject to a Controlled Account Agreement exceeds $5,000 during any calendar month (including the calendar month in which the Closing Date occurs), the Borrower shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such Account to an amount not in excess of $5,000 or (y) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Lender a Controlled Account Agreement with respect to such Account, duly executed by Borrower and the depositary bank in which such Account is maintained.

(C)     Notwithstanding anything to the contrary contained in Section 5(i)(B) above, and without limiting any of the foregoing, if at any time on or after the date that is twenty-one (21) calendar days following the Closing Date, subject the Lender having requested Borrower to enter into one or more Controlled Account Agreements as contemplated by Subsection 5(i)(A) above, the total aggregate amount of the cash of the Borrower and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $25,000 (the “Maximum Free Cash Amount”), the Borrower shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to the Lender a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by Borrower and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(j)     Motor Vehicles.

(i)     Upon the Lender’s written request, Borrower shall deliver to the Lender originals of the certificates of title or ownership for each motor vehicle with a value in excess of $10,000 owned by it, with the Lender listed as lienholder.

(ii)     Borrower hereby appoints the Lender as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of Borrower title or ownership applications for filing with appropriate Governmental Authorities to enable motor vehicles now owned or hereafter acquired by Borrower to be retitled and the Lender listed as lienholder thereof, (B) filing such applications with such Governmental Authorities, and (C) executing such other agreements, documents and instruments on behalf of, and taking such other action in the name of, Borrower as the Lender may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Lender a perfected Lien on the motor vehicles and exercising the rights and remedies of the Lender hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(iii)     Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv)     So long as no Event of Default shall have occurred and be continuing, upon the request of Borrower, the Lender shall execute and deliver to Borrower such instruments as Borrower shall reasonably request to remove the notation of the Lender as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Lender of a certificate from Borrower stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that Borrower will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Lender hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k)     Control. Borrower hereby agrees to take any or all action that may be necessary or that the Lender may reasonably request in order for the Lender to obtain “control” in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l)     Inspection and Reporting. Borrower shall permit the Lender, or any agent or representatives thereof or such professionals or other Persons as the Lender may designate (i) to examine and make copies of and abstracts from Borrower’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of Borrower from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of Borrower. Borrower shall also permit the Lender, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as the Lender may designate to discuss Borrower’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, the Lender may, at any time, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of Borrower communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of Borrower, parties to contracts with Borrower and/or obligors in respect of Instruments of Borrower to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m)     Future Subsidiaries. If Borrower hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, Borrower shall (i) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional “Borrower” hereunder, (ii) deliver to the Lender updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by Borrower of a Lien on all Pledged Equity now or hereafter owned by Borrower), (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Lender in form and substance acceptable to the Lender, (iv) deliver to the Lender the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Lender that the security interest in such uncertificated securities has been transferred to and perfected by the Lender, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and/or cause to be delivered to the Lender, in form and substance acceptable to the Lender, such opinions of counsel and other documents as the Lender shall request with respect thereto; provided, however, that Borrower shall not be required to pledge any Excluded Collateral. Borrower hereby authorizes the Lender to attach such updated Schedules to this Agreement and agrees that all Pledged Equity listed on any updated Schedule delivered to the Lender shall for all purposes hereunder be considered Collateral. Borrower agrees that the pledge of the shares of Capital Stock acquired by Borrower of a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by Borrower in favor of the Lender, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Lender may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

(n)     Use of Proceeds. The proceeds of the Loan shall only be used by Borrower for general working capital purposes of the Borrower.

(o)     Redzone Map Code. As a condition to Lender’s obligation to make the Loan, Borrower shall deliver to Lender a true and complete copy of the Redzone Map Code as in existence immediately prior to the date on which Lender makes the Loan to Borrower. From and after the date on which the Loan is made until all of the Obligations are satisfied in full, no less frequently than at the end of each Business Day Borrower shall deliver to Lender a true and complete copy of the Redzone Map Code then in existence. The delivery of the Redzone Map Code pursuant to this Section 5(o) shall be by email or such other means as Lender shall specify from time to time.

SECTION 6.     Additional Provisions Concerning the Collateral.

(a)     To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, Borrower hereby (i) authorizes the Lender after the occurrence of an Event of Default to execute any such agreements, instruments or other documents in Borrower’s name and to file such agreements, instruments or other documents in Borrower’s name and in any appropriate filing office, (ii) authorizes the Lender at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Lender may determine regardless of whether any particular asset of Borrower falls within the scope of Article 9 of the Code or whether any particular asset of Borrower constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower) and (iii) ratifies such authorization to the extent that the Lender has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)     Borrower hereby irrevocably appoints the Lender as its attorney-in-fact and proxy, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Lender’s discretion, after the occurrence of an Event of Default to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Lender pursuant to Section 5.e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Lender with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Lender with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(c)     For the purpose of enabling the Lender to exercise rights and remedies hereunder, at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Borrower hereby grants to the Lender upon the occurrence of an Event of Default, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 5.g) and Section 5.h) hereof, so long as no Event of Default shall have occurred and be continuing, Borrower may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Lender shall from time to time, upon the request of Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, which Borrower shall have certified are appropriate (in Borrower’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations, the Lender (subject to Section 10.e) hereof) shall release and reassign to Borrower all of the Lender’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Lender shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by Borrower in accordance with the second sentence of this clause (c). Borrower hereby releases the Lender from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Lender under the powers of attorney granted herein other than actions taken or omitted to be taken through the Lender’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)     If Borrower fails to perform any agreement or obligation contained herein, the Lender may itself perform, or cause performance of, such agreement or obligation, in the name of Borrower or the Lender, and the expenses of the Lender incurred in connection therewith shall be payable by Borrower pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)     The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)     Anything herein to the contrary notwithstanding (i) Borrower shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights hereunder shall not release Borrower from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Lender shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)     As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Borrower:

(i)     Borrower shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Lender in respect of the Pledged Equity or which would authorize, effect or consent to:

(A)     the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B)     the consolidation or merger of a Pledged Entity with any other Person;

(C)     the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Lender;

(D)     any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E)     the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h)           (i)    Borrower shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)     all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Borrower in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to the Lender to hold as Pledged Equity and shall, if received by Borrower, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Borrower, and be forthwith delivered to the Lender as Pledged Equity in the same form as so received (with any necessary endorsement).

SECTION 7.     Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a)     The Lender may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Lender’s name or into the name of its nominee or nominees (to the extent the Lender has not theretofore done so) and thereafter receive all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of its respective Collateral as directed by the Lender and make it available to the Lender at a place or places to be designated by the Lender that is reasonably convenient to both parties, and the Lender may enter into and occupy any premises owned or leased by Borrower where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Lender’s rights and remedies hereunder or under law, without obligation to Borrower in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that Borrower may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Borrower hereby acknowledges that (i) any such sale of its respective Collateral by the Lender shall be made without warranty, (ii) the Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to Borrower from the Lender after and during the continuance of an Event of Default, Borrower shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Lender may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to Borrower, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (3) the Lender may, at any time, pursuant to the authority granted in Section 6 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of Borrower, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)     Any cash held by the Lender as Collateral and all Cash Proceeds received by the Lender in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows: first, to pay any fees, indemnities or expense reimbursements then due to the Lender (including those described in Section 8 hereof); second, to pay any fees, indemnities or expense reimbursements then due, on a pro rata basis; third to pay interest due under the Note, on a pro rata basis; fourth, to pay or prepay principal in respect of the Note, whether or not then due, owing, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Lender shall elect. Any surplus of such cash or Cash Proceeds held by the Lender and remaining after the Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)     In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Lender to collect such deficiency.

(d)     To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is commercially reasonable for the Lender (i) to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e)     The Lender shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Lender’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Borrower lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

(f)     In the event Parent or Zone Acquisition, Inc. shall be liable to make any payment to Borrower pursuant to Section 6.2 or 6.3 of the Merger Agreement, such amount due Borrower at the election of the Borrower shall be applied as a credit against the Obligations.

SECTION 8.     Indemnity and Expenses.

(a)     Borrower agrees to defend, protect, indemnify and hold the Lender harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement or the Note (including, without limitation, enforcement of this Agreement and the Note), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b)     Borrower agrees to pay to the Lender upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Lender), which the Lender may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by Borrower to perform or observe any of the provisions hereof.

SECTION 9.     Notices, Etc. All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via facsimile or electronic mail (but only if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to the Borrower:	Zone Technologies, Inc. 801 Brickell Ave. Suite 900 Miami, Florida 33131 Attention: Theodore Farnsworth Facsimile: (305) 402-2226 Email: tfarnsworth@redzonemap.com

with a copy to (which shall not constitute notice):	Grushko & Mittman, P.C. 515 Rockaway Avenue Valley Stream, New York 11581 Attention: Barbara R. Mittman, Esq. Facsimile: (212) 697-3575 Email: barbara@grushkomittman.com

If to the Lender:	Helios and Matheson Analytics Inc. Empire State Building 350 5th Avenue New York, New York 10118 Attention: Parthasarathy Krishnan, CEO Facsimile: (212) 979-2517 Email: pat.k@hmny.com

with a copy to (which shall not constitute notice):	Mitchell Silberberg & Knupp, LLP 11377 W. Olympic Blvd. Los Angeles, CA 90064 Attention: Kevin Friedmann, Esq. Facsimile: (310) 231-8306 Email: kxf@msk.com

SECTION 10.     Miscellaneous.

(a)     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Borrower and the Lender, and no waiver of any provision of this Agreement, and no consent to any departure by Borrower therefrom, shall be effective unless it is in writing and signed by Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)     No failure on the part of the Lender to exercise, and no delay in exercising, any right reasonably hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right reasonably preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the Note are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)     This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Payment in Full of the Obligations, and (ii) be binding on Borrower and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to Borrower, the Lender may assign or otherwise transfer its rights and obligations under this Agreement and the Note to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Lender shall mean the assignee of the Lender. None of the rights or obligations of Borrower hereunder may be assigned or otherwise transferred without the prior written consent of the Lender, and any such assignment or transfer without such consent of the Lender shall be null and void.

(e)     Upon the Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to Borrower that granted such security interests hereunder, and (ii) the Lender will, upon Borrower’s request and at Borrower’s expense, (A) return to Borrower such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)     Governing Law; Jurisdiction; Jury Trial.

(i)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii)     Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any other Transaction Document or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower’s obligations or to enforce a judgment or other court ruling in favor of the Lender.

(iii)     WAIVER OF JURY TRIAL, ETC. BORROWER AND LENDER IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv)     Borrower irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g)     Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender or any other Person (upon (i) the occurrence of any Insolvency Proceeding of Borrower or (ii) otherwise, in all cases as though such payment had not been made).

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IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

BORROWER:

ZONE TECHNOLOGIES, INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth Title: Chief Executive Officer

ACCEPTED BY:

HMNY ZONE LOAN LLC, as Lender

By:	/s/ Narayanan G. Kallingal
Name: Narayanan G. Kallingal Title: President

ACKNOWLEDGMENT AND CONSENT

Helios and Matheson Analytics Inc. and Zone Acquisition, Inc., as parties to that certain Agreement and Plan of Merger, dated as of July 7, 2016 as amended by that certain Waiver and First Amendment to Agreement and Plan of Merger, dated as of August 16, 2016 (the “Merger Agreement”), hereby acknowledge and consent to the transactions and agreements being entered into by Zone Technologies, Inc. and HMNY Zone Loan LLC pursuant to this Security and Pledge Agreement and the Note (as defined in the Security and Pledge Agreement). Helios and Matheson Analytics Inc. and Zone Acquisition, Inc. each further acknowledge and agree that nothing in the Security and Pledge Agreement, the Note, nor the consummation of the transactions contemplated thereby, shall be deemed a breach or violation of the Merger Agreement.

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Name: Parthasarathy Krishnan Title: Chief Executive Officer

ZONE ACQUISITION, INC.

By:	/s/ Parthasarathy Krishnan
Name: Parthasarathy Krishnan Title: President

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated September [__], 2016, is made by Zone Technologies, Inc., a Nevada corporation (collectively, the “Borrower”) in favor of HMNY Zone Loan LLC, a Delaware limited liability company (the “Lender”). All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Borrower wishes to obtain a $750,000 loan (the “Loan”) from Lender and Lender is willing to make the Loan to Borrower provided Borrower grants to Lender a first priority security interest in and lien upon all of Borrower’s personal property now owned or hereafter acquired to secure the repayment of the Loan and the payment of all interest thereon.

WHEREAS, it is a condition precedent to the obtaining of the Loan that Borrower has executed and delivered that certain Security and Pledge Agreement, dated as of September [__], 2016, made by the Borrower to the Lender (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, Borrower has granted to the Lender a security interest in and lien upon, among other property, certain intellectual property of the Borrower and has agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, Borrower has determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Borrower.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make the Loan to Borrower, Borrower agrees with the Lender as follows:

SECTION 1.     Grant of Security. Borrower hereby grants to the Lender a security interest in and lien upon all of Borrower’s right, title and interest in and to the following (the “Collateral”):

(i)     the Patents and Patent applications set forth in Schedule A hereto;

(ii)     the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

EX. A-1

(iii)     all Copyrights, whether registered or unregistered, now owned or hereafter acquired by Borrower, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv)     all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Borrower accruing thereunder or pertaining thereto;

(v)     any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)     any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.     Security for Obligations. The grant of a security interest in and lien upon, the Collateral by Borrower under this IP Security Agreement secures the payment of all Obligations of Borrower now or hereafter existing under or in respect of the Note and the Security Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.     Recordation. Borrower authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.     Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.     Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Borrower does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Lender with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

EX. A-2

SECTION 6.     Notices. All notices shall be given in accordance with the notice provisions of the Security Agreement.

SECTION 7.     Governing Law; Jurisdiction; Jury Trial.

(i)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii)     Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under the Note or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9 of the Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on a Borrower’s obligations or to enforce a judgment or other court ruling in favor of the Lender.

(iii)     WAIVER OF JURY TRIAL, ETC. BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(v)     Borrower irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

[The remainder of the page is intentionally left blank]

EX. A-3

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ZONE TECHNOLOGIES, INC.

By
Name: Title:

Address for Notices:

801 Brickell Avenue, Suite 900 Miami, Florida 33131

EX. A-4

Schedule A

Patents

Borrower	Country	Title	Application or Patent No.	Application or Registration Date	Assignees

None	N/A	N/A	N/A	N/A	N/A

A-1

Schedule B

Trademarks

Borrower	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees

N/A	N/A	N/A	N/A	N/A	N/A

B-1

Schedule C

Copyrights

Borrower	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees

None	N/A	N/A	N/A	N/A	N/A	N/A

C-1

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Borrower’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.

Zone Technologies, Inc.	Nevada	47-5435124	E0509782015-7

I-1

SCHEDULE II

Intellectual Property

Tradenames: RedZone; RedZone Map; RedZone Maps; Zone Technologies; Inc., Zone; ZTI

Attachment A: The only current filing/registration is for the fictitious name, “RedZone Map”, filed with the Florida Department of State on December 10, 2015, Registration Number G15000124723 – Certificate Attached

Attachment B: Website: www.redzonemap.com – RedZone Graphic from website attached

Attachment C: Apple iTunes Listing: RedZoneMap; RedZone Map – Graphic attached

Attachment D: RedZone Map Logo: Graphic Attached

Customers: Information on those who have downloaded the app is included in the code documentation.

Attachment A

(see attached)

State of Florida
Department of State

I certify from the records of this office that REDZONE MAP is a Fictitious Name registered with the Department of State on December 10, 2015.

The Registration Number of this Fictitious Name is G15000124723.

I further certify that said Fictitious Name Registration is active.

I further certify that this office began filing Fictitious Name Registrations on January 1, 1991, pursuant to Section 865.09, Florida Statutes.

Given under my hand and the Great Seal of Florida, at Tallahassee, the Capital, this the Eleventh day of December, 2015

Secretary of State

Authentication ID: **500279933645-121115-G15000124723**

To authenticate this certificate,visit the following site, enter this ID, and then follow the instructions displayed.
https://efile.sunbiz.org/certauthver.html

Attachment B

(see attached)

11:48 PM
Search Destination
Shooting
10/19/2015
W Cermak Rd
W 43rd St
51st St
Washington Park
Legal

RedZone Map Website Graphic

Attachment C

(see attached)

RedZone Map on the App ×

https://itunes.apple.com/us/app/redzone-map/id991635461?mt=8

Apps | Conway Dental Care | Chase Bank | SEC Finally Moves On | Macy's - Shop Fashio | MEDEX - Affordable T | Canadian Pubco SED | SEDI | hotel.s3.crowdengine | FREE:GXG Markets St | SEDAR - Our Shell

Mac | iPad | iPhone | Watch | TV | Music | Support

iTunes Preview

Overview | Music | Video | Charts

iTunes is the world's easiest way to organize and add to your digital media collection.

We are unable to find iTunes on your computer. To download the free app RedZone Map by Zone Technologies Inc., get iTunes now.

Already have iTunes? Click I Have iTunes to open it now. I Have iTunes

iTunes 11
For Mac + PC

Free Download

RedZone Map

By Zone Technologies Inc.

Open iTunes to buy and download apps.

View More by This Developer

View in iTunes

This app is designed for both iPhone and iPad

Free

Description

RedZone is the first navigation app that includes crime data sourced from the government and by users like you!

Start driving with RedZone today and experience a entirely new type of GPS technology:

RedZone Map Support ›

...More

What's New in Version 3.1.2

New features and fixes

Screenshots

iPhone | iPad

Search the web and Windows | Securit... | Mail - ... | Inbox (... | RedZo... | Inbox ... | Minut... | Sched... | Docu...

12:11 PM
8/26/2016

Attachment D

(see attached)

RedZone Map Logo

SCHEDULE III

Locations

Borrower’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.
Zone Technologies, Inc.	801 Brickell Ave	1746 E Silver Star Rd	1746 E Silver Star Rd	N/A
	Suite 900	Suite 356	Suite 356
	Miami, FL 33131	Ocoee, FL 34761	Ocoee, FL 34761

III-1

SCHEDULE IV

Promissory Note, Securities, Deposit Accounts,
Securities Accounts and Commodities Accounts

Securities

Borrower	Name of Issuer / Pledged Entity	Number of Shares	Class	Certificate No.(s)
None

Deposit Accounts, Securities Accounts and Commodities Accounts

Borrower	Name and Address of Institution	Purpose of the Account	Account No.
None

Foreign Currency Controlled Accounts

Entity	Name and Address of Institution	Amount Held in Account
None

Pledged Equity

Pledged Equity	Holder
None

IV-1

SCHEDULE V

Financing Statements

Borrower	Jurisdiction for Filing Financing Statement

Zone Technologies, Inc.	Nevada

V-1

SCHEDULE VI

Commercial Tort Claims

None

VI-1

SCHEDULE VII

Permitted Liens

None

VII-1